SEPARATION AGREEMENT

      This Agreement made as of this 9th day of February, 1998 by and between Designs, Inc., a Delaware corporation having a usual place of business at 66 B Street, Needham, Massachusetts 02194 ("Designs"), and Mark S. Lisnow ("Lisnow") of 7 Deerfield Road, Sherborn, Massachusetts 01770.

                                WITNESSETH THAT:

      WHEREAS, Designs has employed Lisnow most recently pursuant to an Employment Agreement dated as of October 16, 1995 (the "Employment Agreement"), a copy of which is appended hereto as Exhibit A; and

      WHEREAS, Designs and Lisnow desire to set forth the terms of the termination of Lisnow's employment at Designs;

      NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, Designs and Lisnow agree as follows:

      1. Lisnow is hereby terminated as an employee and officer of Designs and its affiliates, effective February 13, 1998 (the "termination date") pursuant to the notice given in accordance with Section 7.(a)(i) of the Employment Agreement. Lisnow has executed and Designs shall file with the SEC a "Form 5" in the form attached hereto as Exhibit B.

      2. In accordance with Section 7.(g) of the Employment Agreement, Designs agrees to pay Lisnow a sum equal to his annual salary for the fiscal year ending January 31, 1998, which amount shall be in lieu of any and all other payments due and owing to Lisnow under said Employment Agreement. Lisnow represents, agrees and acknowledges that he has received reimbursement for all business and travel expenses incurred in connection with his employment with Designs and that all of his accrued vacation time has been paid.

      3. Designs agrees to allow Lisnow to participate, at its expense, in Designs' health insurance plan, to the extent permitted under such plan, at no cost to Lisnow through February 12, 1999. As additional consideration under this Separation Agreement, Designs, at no cost to Lisnow, agrees to extend such health insurance coverage for an additional three months through May 12, 1999 (the lump sum equal to his aforementioned annual salary and health insurance coverage herein collectively referred to as "Severance Benefits."

      4. All options which have heretofore been granted to Lisnow under Designs' 1992 Stock Incentive Plan, as amended shall be exercisable in accordance with their terms.

      5. Lisnow agrees, represents and acknowledges that certain provisions of his Employment Agreement survive the termination of his employment and he reaffirms such obligations set forth in the copy of the Employment Agreement appended hereto as Exhibit A. Designs and Lisnow agree that the "Non-Competition Period" shall expire at the close of the day on February 12, 1999.

      6. Without written permission from the President of Designs, Lisnow shall not hire and will make every reasonable effort to dissuade any future employer from hiring any current employee of Designs or its affiliates until February 12, 1999.

      7. Lisnow on behalf of himself, his heirs, executors, administrators, assigns, and successors, hereby releases and forever discharges and holds Designs and its successors, subsidiaries, related entities, and each of their respective past, present or future officers, directors, shareholders, agents, servants, and employees harmless of all claims, causes of action or suits of any nature whatsoever from the beginning of time to the date of this Agreement, including those arising from the law, being directly or indirectly related to his employment or the termination of his employment with Designs, but excluding all claims based on a breach of this Separation Agreement and Workers' Compensation and Unemployment Compensation Statutes. Without limitation, Lisnow specifically waives any claims arising under the federal Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1990 that arose before the date this Agreement is signed. Further, this Agreement shall not affect any vested rights Lisnow may have in stock options, the Designs 401(k) plan or to continue health insurance under COBRA, subject to the terms of such plans. If Lisnow or his heirs, executors and administrators institute any such aforementioned claim, Lisnow agrees to pay the reasonable costs of Designs in defending such action, including reasonable attorney fees.

      8. Lisnow confirms that no claim, charge, complaint or action against Designs exists in any forum or form. In the event that any such claim, charge, complaint or action is filed, Lisnow shall not be entitled to recover any relief or recovery therefrom, including costs and attorneys' fees.

      9. Lisnow agrees to keep the terms of this Agreement confidential and will not disclose the contents except to his immediate family, personal legal or tax advisors and such government authorities or agencies as required by law, agrees not to criticize or comment negatively about, orally or in writing, Designs, including its successors, subsidiaries, related entities, and each of their respective past, present or future officers, directors, shareholders, agents, servants, and employees or its suppliers, products, services, or otherwise except as required by law, or to endanger, harm or destroy any assets or property of Designs, otherwise such Severance Benefits shall cease and those paid shall be returned. Lisnow represents that he has returned all assets or property belonging to Designs, and if he has not such Severance Benefits shall cease and those paid


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

shall be returned. Furthermore, such Severance Benefits shall cease and those paid shall be returned if Lisnow violates the non-competition and non-solicitation provisions of his agreements with Designs.

      10. LISNOW FURTHER STATES THAT HE HAS CAREFULLY READ THE WITHIN AND FOREGOING AGREEMENT, AND THAT HE KNOWS AND UNDERSTANDS THE CONTENTS THEREOF AND THAT HE EXECUTES (SIGNS) THE SAME AS HIS OWN FREE ACT AND DEED. HE FURTHER REPRESENTS, ACKNOWLEDGES AND AGREES THAT HE HAS BEEN ADVISED BY DESIGNS TO CONSULT WITH AN ATTORNEY OF HIS CHOOSING PRIOR TO EXECUTING THIS AGREEMENT AND THAT HE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND FINAL AND BINDING EFFECT OF THIS AGREEMENT TO BE A FULL AND FINAL RELEASE OF ALL CLAIMS WITH FULL AND BINDING EFFECT. LISNOW UNDERSTANDS THAT HE DOES NOT WAIVE ANY RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE DATE THIS AGREEMENT IS EXECUTED. LISNOW ACKNOWLEDGES THAT HE HAS BEEN GIVEN A PERIOD OF AT LEAST FORTY-FIVE (45) DAYS FROM THE RECEIPT OF THIS AGREEMENT WITHIN WHICH TO CONSIDER THIS AGREEMENT PRIOR TO HIS EXECUTION THEREOF. AS REQUIRED BY FEDERAL LAW, EXHIBIT C TO THIS AGREEMENT IS A LIST OF JOB TITLES AND AGES OF ALL INDIVIDUALS SELECTED FOR TERMINATION AND AN OFFER OF CONSIDERATION FOR SIGNING A WAIVER, AND THE AGES OF ALL INDIVIDUALS IN THE SAME JOB CLASSIFICATION OR ORGANIZATIONAL UNIT WHO HAVE NOT BEEN SELECTED FOR TERMINATION AND THE OFFER OF CONSIDERATION FOR SIGNING A WAIVER. FURTHERMORE IT IS AGREED THAT LISNOW SHALL HAVE THE RIGHT TO REVOKE THIS AGREEMENT BY WRITTEN NOTICE TO DESIGNS - ATTENTION VICE PRESIDENT OF HUMAN RESOURCES WITHIN THE SEVEN (7) DAY PERIOD FOLLOWING ITS EXECUTION, AND THAT THIS AGREEMENT SHALL NOT BECOME ENFORCEABLE UNTIL SUCH SEVEN (7) DAY PERIOD HAS EXPIRED.

      11. This Agreement is the entire agreement between the parties. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without regard to its principles of conflicts of laws. Jurisdiction and venue shall be in Norfolk County in the Commonwealth of Massachusetts. Should any provision of the Agreement be declared illegal or unenforceable by a court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in effect.

      IN WITNESS WHEREOF, Designs and Lisnow have set their hands and seals on the date first above written.

DESIGNS, INC.

By:      /s/ Mary Ann Ryan                                /s/ Mark S. Lisnow
         -----------------                                ------------------
         Mary Ann Ryan                                    Mark S. Lisnow


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

         V.P. of Human Resources


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